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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-90123, as amended, 2-97450, as amended, 33-3718, as amended, 33-8003, 33-14116, 33-37353, 33-39280 and 33-40598) of Caterpillar
Inc. of our report dated January 19, 1995 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1995 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule listed in Item 14(a) of such Annual Report on Form 10-K.


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-46194) of Caterpillar Inc. of our report dated January 19, 1995 related to the financial statements of Caterpillar Inc., appearing on page A-3 of the Appendix to the Company's 1995 Annual Meeting Proxy Statement which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule listed in Item 14(a) of this Form 10-K.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Peoria, Illinois
February 17, 1995